Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the NOW Inc. Long-Term Incentive Plan and the NOW Inc. 401(k) and Retirement Savings Plan of our report dated February 26, 2014, with respect to the combined financial statements and schedule of NOW Inc. included in its Form 10, as amended, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Houston, Texas

June 5, 2014